SOURCE: National Automation Services Inc.

October 20, 2009

10 AM EST

National Automation Services, Inc.,

$440,000 Awarded contract for the City of Glendale

LAS VEGAS, NV -- (MARKET WIRE) – October 20, 2009 – National Automation Services, Inc. (“NAS”) ( www.nasautomation.com) (Pinksheets: NASV) National Automation Services, Inc. today announced it has received a Contract for the City of Glendale located in Arizona to construct the automation systems for “Oasis Water Campus Central Control Station” located NW of Phoenix.  Scope of work will include a water treatment facility and 5 well sites to provide potable water to the residents.  Total Contract award is $440,000 and is expected to be completed in 4-6 months.

Stay up-to-date:  NAS filed the Form 10, which became effective with the SEC on October 6 th, 2009 and the Company encourages all to review the filing for Financials, Risk Factors, and Business at ( www.sec.gov).   Stay current by joining National Automation Services' E-News Connection email list. Join by clicking the following link: www.nasautomation.com or by contacting Leah Vigil, NAS Marketing Manager using the contact information below.

FORWARD-LOOKING STATEMENT: This press release contains forward-looking statements, including expected industry patterns and other financial and business results that involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from results expressed or implied by this press release.  Such risk factors include, among others: the ability to obtain the additional working capital which NAS needs, the ability to locate suitable companies to acquire and then integrate such acquired companies, if any, the ability to retain key employees, the ability to successfully combine product offerings and customer acceptance of combined products, general market conditions, changes to operating systems and product strategy by vendors of operating systems, and whether NAS can successfully gain market acceptance.  Actual results may differ materially from those contained in the forward-looking statements in this press release.

CONTACT INFORMATION

National Automation Services, Inc.

Leah Vigil – Marketing Manager

2470 Saint Rose Pkwy Ste 311

Henderson, NV 89074

Phone: 702-487-NASI (6274)
LVigil@nasautomation.com